                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             McGrath RentCorp
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ /  $500 per each party to the controversy pursuant to Exchange Act
     Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ /  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

[ LOGO ]                       McGRATH RENTCORP



                ---------------------------------------------

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                ---------------------------------------------


                                JUNE 1, 1995

     Notice is hereby given that the 1995 Annual Meeting of Shareholders of McGrath RentCorp, a California corporation, will be held at McGrath RentCorp's Corporate Headquarters located at 2500 Grant Avenue, San Lorenzo, California 94580, on Thursday, June 1, 1995, at 2:00 p.m., local time, for the following purposes:

     1. To elect five directors to serve until the next annual meeting of shareholders and until their respective successors are duly elected;

     2. To approve the action of the Board of Directors in appointing Arthur Andersen LLP as McGrath RentCorp's independent public accountants for the fiscal year ending December 31, 1995; and

     3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     Shareholders of record at the close of business on April 20, 1995 are entitled to notice of, and to vote at, the Meeting or any adjournment thereof. All shareholders are cordially invited to attend the Meeting in person. However, to insure your representation at the Meeting, you are urged to mark, sign and return the enclosed Proxy as promptly as possible in the accompanying postage-prepaid envelope. Any shareholder attending the Meeting may vote in person even if he or she has returned the Proxy.

                                       BY ORDER OF THE BOARD OF DIRECTORS


April 21, 1995                         DELIGHT SAXTON, SECRETARY

                                 McGRATH RENTCORP

                           --------------------------

                                  PROXY STATEMENT

                           --------------------------


                  INFORMATION CONCERNING SOLICITATION AND VOTING



GENERAL

     The enclosed Proxy is solicited on behalf of the Board of Directors of McGrath RentCorp (the "Company") to be voted at the 1995 Annual Meeting of Shareholders to be held on Thursday, June 1, 1995, at 2:00 p.m., local time, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Company's Corporate Headquarters located at 2500 Grant Avenue, San Lorenzo, California 94580.

     These proxy materials were mailed on or about April 24, 1995, to all shareholders entitled to vote at the Meeting.

RECORD DATE AND OUTSTANDING SHARES

     Shareholders of record at the close of business on April 20, 1995, are entitled to notice of, and to vote at, the Meeting. At the record date, 8,146,843 shares of the Company's Common Stock were issued and outstanding.

VOTING

     In order to conduct business at the Meeting, a quorum must be established. The presence in person or by proxy of shareholders entitled to vote a majority of the Company's outstanding Common Stock will constitute a quorum for the transaction of business at the Meeting.

     Every shareholder voting for the election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected (five) multiplied by the number of shares held, or may distribute such shareholder's votes on the same principle among as many candidates as the shareholder may select. However, no shareholder shall be entitled to cumulate votes for any candidate unless the candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the Meeting prior to the voting of the intention to cumulate the shareholder's votes. The proxy holders are given discretionary authority, under the terms of the Proxy, to cumulate votes represented by shares for which they are named in the Proxy. In electing directors, the candidates receiving the highest number of affirmative votes, up to the number of directors to be elected (five) shall be elected.

     Unless otherwise noted herein, each of the Company's proposals (other than the election of directors) described in this Proxy Statement requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock represented and voting at the Meeting if a quorum is present. Unless otherwise instructed, each valid returned Proxy which is not revoked will be voted in the election of directors "FOR" the nominees of the Board of Directors and "FOR" Proposal No. 2 described in this Proxy Statement, and at the proxy holders' discretion, on such other matters, if any, which may come before the Meeting (including any proposal to adjourn the Meeting).

SOLICITATION

     The cost of this solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

                     ------------------------------------------
                     | PROPOSAL NO. 1:  ELECTION OF DIRECTORS |
                     ------------------------------------------
NOMINEES

     Directors of the Company are elected annually by the shareholders. The Board has nominated for election as directors the five persons named in the table below to serve until the next annual meeting of shareholders and until their respective successors are duly elected. Vacancies which may occur on the Board of Directors prior to an annual meeting of shareholders may be filled by the remaining Directors. Unless otherwise instructed, the proxy holders will vote the Proxies received by them for the Company's nominees named below, all of whom are presently directors of the Company. In the event that any nominee is unable or declines to serve as a director at the time of the Meeting, the Proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable, or will decline, to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all Proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for under the Proxies will be determined by the proxy holders.

     The names of the nominees and certain information about them are set forth below.


                                                                  DIRECTOR
NAME OF NOMINEE      AGE        PRINCIPAL OCCUPATION                SINCE
- ---------------      ---        --------------------              ---------

Bryant J. Brooks     68    Independent Financial Consultant         1989

Joan M. McGrath      58    Businesswoman                            1982

Robert P. McGrath    61    Chairman of the Board and Chief          1979
                            Executive Officer of the Company

Delight Saxton       49    Chief Financial Officer, Vice            1982
                            President of Administration and
                            Secretary of the Company

Ronald H. Zech       51    President and Chief Operating Officer    1989
                            of GATX Corporation



DESCRIPTION OF NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

     BRYANT J. BROOKS was elected a director of the Company in 1989, and he serves on its Audit and Executive Compensation Committees. Since 1975, Mr. Brooks has been an independent financial consultant in San Francisco, California, specializing in valuation of securities of privately held companies. Mr. Brooks received a BS in economics from Yale University in 1950 and an MBA from Harvard University in 1955. He serves as a director of Fair, Isaac and Company, Incorporated, a public corporation engaged in the development and sale of business decision-making systems and software.

     JOAN M. McGRATH joined the Company in 1980 and has been a director since 1982. Ms. McGrath served as a Vice President of the Company from 1982 through 1994, at which time she resigned that position. She continues to be an employee of the Company with responsibilities in training sales, supervisory and management personnel and general management. She graduated from Marymount College in 1961 with a degree in English literature, received a Master of Arts degree in theology from the University of San Francisco in 1969, and then completed her doctoral studies in philosophy at Fordham University in 1971.

     ROBERT P. McGRATH is the founder of the Company. He has been a director and its Chief Executive Officer since the Company's formation in 1979, and its Chairman of the Board since 1988. He also served as the Company's President until this year and as its Chief Financial Officer until 1993. He is a member of the Executive Compensation Committee of the Company's Board of Directors. Mr. McGrath graduated from the University of Notre Dame in 1955 with a BS in electrical engineering.

     DELIGHT SAXTON has been with the Company since its inception in 1979. She has been a director and the Secretary of the Company since 1982, its Vice President of Administration since 1989, and its Chief Financial Officer since 1993. Ms. Saxton also served as the Company's Treasurer from 1982 until 1989. She is responsible for administration of personnel and all corporate compliance requirements, monitors the auditing function, and is responsible for the Company's relationships with its bankers and auditors. Ms. Saxton is a member of the Audit Committee of the Company's Board of Directors.

     RONALD H. ZECH was elected a director of the Company in 1989, and he serves on its Audit and Executive Compensation Committees. In 1994, Mr. Zech was elected President and Chief Operating Officer of GATX Corporation, a New York Stock Exchange listed company. He also serves as a director of GATX Corporation. GATX is engaged in the business of providing transportation and distribution equipment and related services. For the ten years prior to 1994, he had been the President and Chief Executive Officer of GATX's wholly owned subsidiary, GATX Capital Corporation. GATX Capital provides lease and loan financing for aircraft, rail and other equipment. Mr. Zech received a BS in electrical engineering from Valparaiso University in 1965, and an MBA from the University of Wisconsin in 1967.

BOARD MEETINGS

     The Board of Directors of the Company held five meetings and took corporate action by unanimous written consent another three times during the year ended December 31, 1994; and at each meeting and on each corporate action, all members of the Board of Directors participated, with the exception of one director who was unable to attend one Board meeting.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has a three-member Audit Committee consisting of Directors Bryant J. Brooks, Delight Saxton and Ronald H. Zech. The Audit Committee exercises the following powers: (1) nominates the independent auditors of the Company to be approved by the Board of Directors; (2) meets with the independent auditors to review the annual audit; (3) assists the full Board in evaluating the auditors' performance; and (4) reviews internal control procedures, related party transactions and, where appropriate, potential conflict of interest situations. The Audit Committee met three times during 1994.

     The Board of Directors also has a three-member Executive Compensation Committee consisting of Directors Bryant J. Brooks, Robert P. McGrath and Ronald H. Zech. The Executive Compensation Committee establishes the general compensation policies of the Company for its executive officers and sets the actual compensation plans and specific compensation levels for the individual officers. The Executive Compensation Committee held two meetings and took corporate action by unanimous written consent once during 1994.

     The Board has a Long-Term Stock Bonus Plan Committee. All members of the Board of Directors, except a Director who was a participant in the Long-Term Stock Bonus Plan at any time within the preceding twelve months, are automatically members of this Committee. At the present time, all five directors of the Company are members of the Long-Term Stock Bonus Plan Committee. The Long-Term Stock Bonus Plan Committee administers the
Company's Long-Term Stock Bonus Plan. The Long-Term Stock Bonus Plan Committee held two meetings and took corporate action by unanimous written consent once during 1994.

COMPENSATION OF DIRECTORS

     Each director who is not also an officer or employee of the Company is compensated for his or her services as a director at the rate of $11,000 per annum. An additional fee of $600 per meeting is paid to each outside director for attendance at the meetings of the Board of Directors or one of its Committees (in the event a Committee meeting is held in conjunction with a Board meeting, only one $600 fee is paid to the Director). Pursuant to the foregoing, Mr. Brooks and Mr. Zech, the Company's two outside directors, each received $13,400 for his services as a director of the Company during 1994. All directors, including those who may also be officers or employees of the Company, are reimbursed for expenses incurred in connection with attending Board or Committee meetings.

                -----------------------------------------------
                | PROPOSAL NO. 2:  RATIFICATION OF APPOINTMENT |
                |       OF INDEPENDENT PUBLIC ACCOUNTANTS      |
                ------------------------------------------------


     The Board of Directors of the Company, with the approval of its Audit Committee, has appointed Arthur Andersen LLP to audit the books and records of the Company for fiscal year ending December 31, 1995. A resolution will be offered at the Meeting to approve the appointment of Arthur Andersen & Co. as the Company's independent public accountants.

     Representatives of the accounting firm are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     The Board of Directors recommends a vote "FOR" such proposal. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

                               -----------------
                               | OTHER MATTERS |
                               -----------------

     The Company knows of no other matters to be submitted to the Meeting.
If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                         STOCK PRICE PERFORMANCE GRAPH

     The following graph compares the Company's stock price since December 31, 1989 against (1) the S&P 500 Index and (2) the composite prices of the companies listed by Value Line, Inc. in its Industrial/Business Services Industries Group ("Peer Group").



                                    [GRAPH]











     The graph assumes an investment of $100 on December 31, 1989 and monthly reinvestment of dividends thereafter, and is based upon information provided to the Company by Value Line, Inc.


                        EXECUTIVE OFFICERS OF THE COMPANY

     The following table sets forth certain information regarding the executive officers of the Company.


                  NAME          AGE      POSITION HELD WITH THE COMPANY
                  ----          ---      ------------------------------
          Robert P. McGrath     61       Chairman of the Board and
                                          Chief Executive Officer

          Dennis C. Kakures     38       President and Chief Operating Officer

          Delight Saxton        49       Chief Financial Officer, Vice
                                          President of Administration and
                                          Secretary

          Thomas J. Sauer       38       Vice-President and Treasurer




     Robert P. McGrath and Delight Saxton are also directors of the Company and descriptions of them appear under "Proposal No. 1: Election of Directors -- Description of Nominees for Election to the Board of Directors" above.

     DENNIS C. KAKURES joined the Company in 1982 as Sales and Operations Manager of the Company's Northern California office. He became a Vice President of the Company in 1987, Chief Operating Officer in 1989, Executive Vice President in 1993, and President in 1995. He is responsible for the sales and operations of the Company. He earned a BS in marketing at California State University at Hayward in 1978.

     THOMAS J. SAUER joined the Company in 1983 as its Accounting Manager, became its Controller in 1987, Treasurer in 1989, and a Vice-President in 1995. Mr. Sauer is responsible for accounting, financial reporting and corporate taxes. Mr. Sauer is a Certified Public Accountant, and he had been employed by Arthur Andersen LLP, the Company's auditors, from 1980 to 1983. He earned a BS degree in business at the University of California at Berkeley in 1978 and an MBA in accounting at Golden Gate University, San Francisco in 1980.

     Each executive officer of the Company serves at the pleasure of the Board of Directors.

SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation earned by the Company's Chief Executive Officer and the Company's four other highest paid executive officers for services rendered in all capacities to the Company for each of the last three fiscal years.

                                          ANNUAL COMPENSATION       LONG-TERM COMPENSATION
    NAME AND                              -------------------      -----------------------     ALL OTHER
PRINCIPAL POSITION            YEAR        SALARY        BONUS       AWARDS(1)     PAYOUT(2)  COMPENSATION(3)
- -------------------           ----        ------        -----       --------      --------   --------------

Robert P. McGrath             1994       $320,000      $167,910         --            --       $11,228
 CHAIRMAN AND CHIEF           1993        392,700          --           --            --        26,222
 EXECUTIVE OFFICER            1992        377,825          --           --            --        24,449


Dennis C. Kakures             1994        160,000       100,746      $13,430       $34,921      14,395
 PRESIDENT AND CHIEF          1993        160,000        40,000         --          34,443      30,000
 OPERATING OFFICER            1992        150,625        36,500         --          34,457      30,000


Delight Saxton                1994        128,000        67,164         --            --        14,395
 CHIEF FINANCIAL OFFICER,     1993        157,300          --           --            --        23,597
 VICE  PRESIDENT OF           1992        150,792          --           --            --        22,780
 ADMINISTRATION AND
 SECRETARY


Thomas J. Sauer               1994        108,900        61,445        9,656        20,121      14,395
 VICE-PRESIDENT AND           1993        108,900        27,225         --          19,846      22,421
 TREASURER                    1992        104,775        25,500         --          19,846      22,757


Joan M. McGrath               1994        112,775          --           --            --         3,167
 VICE PRESIDENT (RESIGNED AS  1993        143,000          --           --            --         8,842
 AN OFFICER IN 1994)          1992        137,583          --           --            --         8,071


- ----------------

(1) Upon an award of stock bonus shares under the Company's Long Term Stock Bonus Plan, 20% of such shares are vested in the participant and the remaining 80% vest over the next four years contingent upon the participant remaining in the employ of the Company. See "Long Term Stock Bonus Plan" below. The figures shown in the column designated "Awards" are the values of the vested 20% shares of the Company's Common Stock earned by the executive officers under the Plan, calculated based on the market value of the Common Stock as of the end of the respective years. Dividends are paid to the officer with respect to shares earned by him, whether or not vested. As the unvested shares subsequently vest, their values are shown in the column designated "Payout."

(2) The figures shown in the column designated "Payout" are the values of the shares of the Company's Common Stock previously earned by the executive officers under the Company's Long-Term Stock Bonus Plan in a prior year which vested during the year shown. The values are calculated based on the market value of the Common Stock as of the end of the year in which it was originally earned.




                                      -6-



(3) The figures shown in the column designated "All Other Compensation" represent the executive officer's share of the allocation of the Company's contribution to the Company's Employee Stock Ownership Plan for 1994, and his or her share of any re-allocations of forfeited benefits in 1994. See "Employee Stock Ownership Plan" below.



EMPLOYEE STOCK OWNERSHIP PLAN

     The Employee Stock Ownership Plan ("ESOP") was adopted by the Company's Board of Directors and approved by the shareholders, effective January 1, 1985. The ESOP is intended to qualify as an employee stock ownership plan, as defined in Section 4975(e)(7) of the Internal Revenue Code, and as a stock bonus plan under Section 401(a) of the Internal Revenue Code. Under the ESOP, a trust was created by the Company to hold plan assets, with The Bank of California, N.A. acting as trustee. The Company may amend or terminate the ESOP at any time. All assets acquired by the trust are administered by a Plan Committee appointed by the Board of Directors composed of Edward Diaz, Gary Gibson, Thomas Sauer, Delight Saxton and Nanci Clifton (all Company employees) for the exclusive benefit of employees who are participants in the ESOP and their designated beneficiaries.

      Employees, who are 21 years or older, are entitled to participate in the ESOP when they have completed one year of service to the Company by June 30 of any year. As of December 31, 1994, 143 employees of the Company were participants in the ESOP. Allocations to each eligible participant's trust account are made each year from Company contributions, trust income or loss and re-allocations of forfeited ESOP benefits if the participant remains employed throughout the year and has worked a minimum number of hours or his employment has terminated due to death or retirement (as that term is defined in the ESOP), during that year. Allocations are made based upon each participant's compensation from the Company and time employed by the Company. As provided by law, a participant's interest in the ESOP becomes 20% vested after three years of service and will continue to vest at 20% per year thereafter until it is fully vested after the seventh year or upon death or total disability. The vesting schedule will be accelerated and the Company's contributions and ESOP allocations will be modified if the ESOP becomes a "top heavy plan" under federal tax laws.

     In general, Company contributions are immediately tax deductible by the Company, but participants do not recognize income for tax purposes until distributions are made to them. The amount of Company contributions to the ESOP in cash, Company stock or other property is determined by the Company's Board of Directors each year with consideration for federal tax laws. The Company's cash contribution to the ESOP for the 1994 plan year is $550,000, and it had made an aggregate of $2,225,000 in cash contributions for the five prior years. Employees may not make contributions to the ESOP.
Contributions in cash are used to purchase Company stock; however, other investments may be made and loans may be incurred by the ESOP for the purchase of Company stock.

     The Plan Committee has determined that cash dividends paid by the Company on shares of the Company's Common Stock held by the ESOP shall be paid out to the participants. The Plan Committee has the right to revoke this decision at any time.

INCENTIVE STOCK OPTION PLAN

     The Company has a 1987 Incentive Stock Option Plan under which options have been granted to key employees of the Company for the purchase of its Common Stock. Options granted under this Plan are intended to qualify as incentive stock options as that term is defined in Section 422A of the Internal Revenue Code of 1986, as amended. The Plan authorizes the issuance of an aggregate of 1,000,000 shares of the Company's Common Stock under options. Options for an aggregate of 346,000 shares have been granted to 15 key employees at exercise prices of $6.13 or $13.88 per share. Of these options granted, options have been exercised for the purchase of 59,149 shares, options for 5,650 shares have been terminated, and options for the remaining 281,201 shares are still outstanding. A balance of 659,650 shares remain available for future option grants under the Plan.

     No options were granted under the Plan to any of the Company's executive officers during 1994; and no options under the Plan were exercised by any of the Company's executive officers during 1994. Thomas J.

Sauer is the only executive officer of the Company who holds an option under the Plan as of December 31, 1994. Mr. Sauer was granted an option in 1987 for the purchase of 75,000 shares at an exercise price of $6.125 per share. As of December 31, 1994, Mr. Sauer had the right to exercise that option as to 57,000 shares, and the remaining 18,000 shares had not yet become exercisable. Based upon a market price of the Company's Common Stock of $17.00 on December 31, 1994, the exercisable portion of Mr. Sauer's option had a value of $619,875 as of that date, and the unexercised portion had a value of $195,750.

LONG-TERM STOCK BONUS PLAN

     In March 1991, the Company's Board of Directors adopted, and the Company's shareholders subsequently approved, a Long-Term Stock Bonus Plan under which 200,000 shares of the Company's Common Stock were reserved for bonuses to be granted to officers and other key employees to provide incentives for high levels of performance and unusual efforts to improve the financial performance of the Company. The Plan was effective retroactively to January 1, 1990, and all then-existing Long-Term Stock Bonus Plan Agreements were amended to conform to the Plan.

     Seven separate Long-Term Stock Bonus Agreements have been entered into with each of Dennis C. Kakures, the Company's President and Chief Operating Officer, and Thomas J. Sauer, the Company's Vice-President and Treasurer. Each Agreement provided for a stock bonus to the officer dependent upon the return on equity realized for the Company's shareholders, with the right to receive any stock bonus earned being subject to vesting over a four-year period contingent upon the officer remaining in the employ of the Company. The first Agreement for each officer was based upon the performance of the Company for the year 1990, the second Agreement was based upon the performance of the Company over the two years 1990-91, and the third and subsequent Agreements were each based upon the performance of the Company over successive three-year periods ending December 31, 1992, 1993, 1994, 1995 and 1996.

     The following table sets forth certain information with respect to shares of the Company's Common Stock under the first, second and fifth Long-Term Stock Bonus Agreements entered into by the Company with Messrs. Kakures and Sauer. (The Company did not meet the long-term financial goals pre-set in the third and fourth Agreements for the periods ended December 31, 1992 or December 31, 1993, thus no stock bonuses were awarded under those Agreements; and the conclusion of the performance periods for the sixth and seventh Agreements have not yet been reached.) To date, Messrs. Kakures and Sauer are the only persons who have received Long-Term Stock Bonus
Agreements under the Plan. The "values" in the table are calculated based on the market value of the shares of Common Stock as of the end of the year in which they were earned.



                                AS OF 12/31/94                          WILL VEST IN
                               ------------------         --------------------------------------
      NAME                     EARNED      VESTED         1995       1996       1997       1998
    --------                   -------     ------         ----       ----       ----       ----
Dennis C. Kakures   SHARES     16,219      11,884         1,968       789        789        789
                    VALUE    $241,731    $170,689       $30,803   $13,413    $13,413    $13,413


Thomas J. Sauer     SHARES      9,912       6,961         1,247       568        568        568
                    VALUE    $148,916    $100,277       $19,671    $9,656     $9,656     $9,656




REPORT BY THE EXECUTIVE COMPENSATION COMMITTEE

     The Company has a three-member Executive Compensation Committee, consisting of its two outside directors, Bryant J. Brooks and Ronald H. Zech, as well as its Chairman of the Board and Chief Executive Officer, Robert P. McGrath. The Committee establishes the general compensation policies of the Company for its executive officers and sets the actual compensation plans and specific compensation levels for the individual officers.

     COMPENSATION PHILOSOPHY -- The Company's executive compensation philosophy is to pay for performance. The Executive Compensation Committee believes that executive compensation should be reflective of the executive's, as well as the Company's, current and long-term performance, and that any management compensation program should be structured to attract, motivate and retain qualified personnel by providing attractive compensation incentives consistent with Company performance. The executive compensation program is intended to provide an overall level of compensation opportunity that the Committee believes, based upon its own judgment and experience and upon periodic studies by independent executive compensation consultants, is competitive with other, comparable companies.
The Committee also believes that management should have significant equity participation through the ownership of Common Stock of the Company so as to align the interests of executives with those of the Company's other shareholders in an effort to achieve long-term shareholder returns.

     COMPONENTS OF EXECUTIVE COMPENSATION -- In addition to the return which executives receive along with other shareholders through their individual ownership of shares of the Company's Common Stock, there are currently three components of executive compensation: base salary, annual cash incentive bonus and long-term stock ownership incentives.

     BASE SALARIES -- The Executive Compensation Committee establishes the base salaries of each of the Company's executive officers after considering a variety of factors including the executive's level of responsibility and individual performance, the executive's contributions to the success of the Company, internal equities among the salaries of other officers and key personnel of the Company, the salaries of executive officers in similar positions in comparable companies, and the Company's financial performance.

     ANNUAL CASH INCENTIVE BONUS -- The Executive Compensation Committee adopted a formula for calculating cash incentive bonuses for each executive officer of the Company for 1994 based upon the extent to which the Company achieved its goal for pre-tax profits during 1994. The executives were eligible to receive bonuses ranging from zero up to, in the case of one executive, 67% of base salary dependent upon the pre-tax profit achieved by the Company. The aggregate of the cash incentive bonuses earned by the Company's top four executives for 1994 were an average of 55% of their base salaries.

     For 1995, the Executive Compensation Committee again has established a formula for the payment of incentive bonuses to the Company's executives, this time with the maximum bonus payable being 56% of base salary. The formula for the calculation of the 1995 incentive bonus for the Company's Chief Executive Officer is based solely upon the Company achieving certain levels of pre-tax profit for the year; while the bonuses for all other executives are a combination of the level of the Company's pre-tax profit for the year (75%) and the extent to which each executive officer achieves his or her own individual performance goals as determined by the Chief Executive Officer (25%).

     LONG-TERM STOCK OWNERSHIP INCENTIVES -- The Company has two long-term stock ownership incentive programs for its executives and other key personnel: The Long-Term Stock Bonus Plan and the 1987 Incentive Stock Option Plan.

     By the terms of the Company's Long-Term Stock Bonus Plan, as approved by its shareholders, the grant of stock bonuses is determined by the Company's Long-Term Stock Bonus Plan Committee (see "Long-Term Stock Bonus Plan" above). The Executive Compensation Committee may make recommendations to the Long-Term Stock Bonus Plan Committee with respect to the granting of stock bonuses under the Plan to executive officers. The Long-Term Stock Bonus Plan has been used to reward the achievement of pre-set, long-term financial goals; and stock bonuses have been awarded for achieving pre-set goals with respect to the average return on equity realized by the Company over successive three-year periods.

     By the terms of the Company's 1987 Incentive Stock Option Plan, as approved by its shareholders, the grant of incentive stock options is determined by the Company's Board of Directors (see "Incentive Stock Option Plan" above). The Executive Compensation Committee may make recommendations to the Board of Directors with respect to the granting of incentive stock options under the Plan to executive officers. The Board has granted incentive stock options from time to time to executive officers and other key personnel of the Company because the Board believed that such grants would be an effective part of the particular executive officer's overall compensation package and that an increase in his or her equity participation in the Company would be appropriate.

     CHIEF EXECUTIVE OFFICER'S COMPENSATION -- Throughout 1994, Robert P. McGrath was the President and Chief Executive Officer of the Company, as well as the Chairman of its Board of Directors. (Dennis C. Kakures, the Company's Chief Operating Officer, assumed the title of President as of the beginning of 1995.) Mr. McGrath was the founder of the Company, and he still owns a significant percentage of its Common Stock (see "Security Ownership of Management and Principal Shareholders" below).

     BASE SALARY -- Mr. McGrath's 1994 base salary was set by the Executive Compensation Committee at $320,000 after consultation with an independent, professional compensation expert, after a review of the compensation paid to chief executive officers of comparable companies, and in consideration of Mr. McGrath's level of responsibility, performance and contributions to the Company's success.

     ANNUAL CASH INCENTIVE BONUS -- Mr. McGrath earned a cash incentive bonus of $167,910 for 1994 (52% of his salary). This bonus was calculated as a function of the extent to which the Company achieved its goal for pre-tax profits in 1994, in accordance with the formula which had been established by the Executive Compensation Committee.

     LONG-TERM STOCK OWNERSHIP INCENTIVES -- Mr. McGrath has not participated in any of the various long-term stock ownership incentive plans offered by the Company to its officers and employees (except that, as an employee, he has participated in the Company's Employee Stock Ownership Plan ("ESOP") on the same basis as other employees). The Board of Directors believes that Mr. McGrath's existing ownership of a substantial portion of the Company's Common Stock has been sufficient to provide the incentive and alignment of interest with the Company's other shareholders that are the goals of the Company's long-term stock ownership incentive plans.

     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION -- No member of the Company's Executive Compensation Committee has a compensation committee interlocking relationship (as defined by the Securities and Exchange Commission). One member of the Committee, Robert P. McGrath, is an employee and officer of the Company, and he has participated in deliberations of the Committee concerning executive officer compensation; and as noted below under "Certain Relationships and Related Transactions," he has also participated in investor-owned relocatable modular office programs with the Company.

                                          Executive Compensation Committee:

                                                     BRYANT J. BROOKS
                                                     ROBERT P. McGRATH
                                                     RONALD H. ZECH

                           SECURITY OWNERSHIP OF MANAGEMENT
                              AND PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information regarding each person who is known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock of the Company, each of the directors and officers of the Company, and all officers and directors as a group as of April 20, 1995. The table is presented in accordance with the rules of the Securities and Exchange Commission and, accordingly, in several instances beneficial ownership of the same shares is attributed to more than one person.

                                                                    BENEFICIAL OWNERSHIP
                                                                ----------------------------
                                                                 NUMBER OF    PERCENTAGE OF
    NAME                           ADDRESS                        SHARES       OUTSTANDING
  --------                        ---------                     ----------    --------------

Robert P. McGrath (1),(2),(3)     McGrath RentCorp                  1,302,795        15.92%
  AND Joan M. McGrath (1),(2),(3) 2500 Grant Avenue
                                  San Lorenzo, CA 94580



T. Rowe Price Associates, Inc.(4) 100 E. Pratt Street                 796,200         9.73%
                                  Baltimore, MD 21202



Oppenheimer Group, Inc.(5)        Oppenheimer Tower                   508,500         6.21%
                                  World Financial Center
                                  New York, NY 10281

Delight Saxton(1),(3)             McGrath RentCorp                    167,834         2.05%
                                  2500 Grant Avenue
                                  San Lorenzo, CA 94580


Dennis C. Kakures(3),(6)          McGrath RentCorp                    155,643         1.90%
                                  2500 Grant Avenue
                                  San Lorenzo, CA 94580

Thomas J. Sauer(3),(6),(7)        McGrath RentCorp                    120,746         1.46%
                                  2500 Grant Avenue
                                  San Lorenzo, CA 94580

Ronald H. Zech(1)                 GATX Corporation                      3,500         0.04%
                                  500 West Monroe
                                  Chicago, IL 60661

Bryant J. Brooks(1)               Sansome Street Appraisers             1,000         0.01%
                                  114 Sansome Street
                                  San Francisco, CA 94104



All Executive Officers and Directors                                1,751,518       21.24%
 as a group (7 PERSONS)(2),(3),(6),(7)

- ------------------



(1)   Currently a director of the Company.

(2) Includes 199,503 shares held by two organizations controlled by Mr. and Mrs. McGrath; however, they disclaim any beneficial interest in such shares.

(3)   Includes the shares held by the McGrath RentCorp Employee Stock Ownership
      Plan for benefit of the named individual.  The number of shares included are
      24,603 shares for Mr. McGrath, 14,964 shares for Mrs. McGrath, 17,834 shares for Mrs. Saxton, 20,677 shares for Mr. Kakures, 14,709 shares for Mr. Sauer, and 92,787 shares for all executive officers and directors as a group.  These shares are included because



                                     -11-


      beneficiaries under the Plan hold sole voting power over the shares (whether or not rights to the shares have vested).

(4) These securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(5) Oppenheimer Group, Inc. is a holding company which owns directly and indirectly a variety of subsidiary companies. The 508,500 shares referred to above are held by a combination of Oppenheimer Group, Inc., its affiliates and subsidiaries, and/or investment advisory clients or discretionary accounts of one or more of such subsidiaries; and accordingly, Oppenheimer Group, Inc. disclaims that it is, in fact, the beneficial owner of all such securities.

(6) Includes unvested shares issued to the named individual under the McGrath RentCorp Long-Term Stock Bonus Plan, which shares are subject to return to the Company under certain circumstances. The number of shares included are 4,335 shares for Mr. Kakures, 2,951 shares for Mr. Sauer, and 7,286 shares for all executive officers as a group.

(7) Includes 61,125 shares which are the portion of an outstanding stock option held by Mr. Sauer which will be exercisable over the next 60 days.


                       CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     The members of the Board of Directors, the executive officers of the Company, and persons who hold more than 10% of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 which require them to file reports with respect to their ownership of the Company's Common Stock and their transactions in such Common Stock. Based upon (i) the copies of the Section 16(a) reports which the Company received from such persons during or with respect to 1994, and (ii) written representations received from all such persons that no annual Form 5 reports were required to be filed by them with respect to 1994, the Company believes that all reporting requirements under
Section 16(a) for 1994 and prior years were met in a timely manner by its directors, executive officers and greater than 10% shareholders.

PARTICIPATION IN INVESTOR-OWNED RELOCATABLE MODULAR OFFICE PROGRAMS

     There are 86 investor-owners who have purchased relocatable modular offices and placed them in the Company's rental fleet for management by it, including three limited partnerships formed in 1980 and 1981 of which Robert
P. McGrath is the general partner (with an aggregate of 24 limited partners) and three limited partnerships formed in 1984 of which the Company is the general partner (with an aggregate of 9 limited partners). The units still in the Company's rental fleet which are owned by the three limited partnerships of which Mr. McGrath is the general partner had an original aggregate purchase price of $1,420,976. Mr. McGrath has a 1% profits interest and a 14% subordinated profits interest in the three limited partnerships. He is also entitled to receive an annual partnership management fee equal to 2% of the original cost of the units purchased; Mr. McGrath in turn has engaged the Company to perform these management services for the identical fee.

     In addition, Mr. McGrath in his individual capacity purchased relocatable modular offices prior to 1983 directly from the Company and placed those units under the Company's management in its rental fleet on the same terms and conditions as units placed in the fleet by other investor-owners. The units still in the Company's rental fleet which are owned by Mr. McGrath individually had an original cost to the Company of $175,521. His share of rental revenues from these units for the year ended December 31, 1994 was

$42,424 and his share of operating expenses, management fees and incentive fees paid to the Company for the year was $29,587.

INDEMNIFICATION AGREEMENTS

     The Company has entered into Indemnification Agreements with each of its directors and executive officers. These Agreements require the Company to indemnify its officers or directors against expenses and, in certain cases, judgment, settlement or other payments incurred by the officer or director in suits brought by the Company, derivative actions brought by shareholders and suits brought by other third parties. Indemnification has been granted under these Agreements to the fullest extent permitted under California law in situations where the officer or director is made, or threatened to be made, a party to the legal proceeding because of his service to the Company. At present, there is no pending litigation or proceeding where indemnification would be required or permitted under these Agreements; nor is the Company aware of any threatened litigation or proceeding which might result in such a claim for indemnification.

CONTROL

     By virtue of their positions in the Company and ownership of the Company's Common Stock, Robert P. McGrath and Joan M. McGrath may be deemed "control persons" of the Company as that term is defined under the Securities Act of 1933, as amended.

FAMILY RELATIONSHIPS

     There are no family relationships between any director or executive officer of the Company except that Robert P. McGrath and Joan M. McGrath are husband and wife.

                    DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

     Proposals of shareholders of the Company which are intended to be presented at the Company's 1996 Annual Meeting must be received by the Company no later than December 26, 1995, in order that they may be included in the proxy statement and form of proxy relating to that meeting.




Dated:  April 21, 1995                              THE BOARD OF DIRECTORS

                               McGRATH RENTCORP

                                    PROXY

          THE BOARD OF DIRECTORS SOLICITS THIS PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON THURSDAY, JUNE 1, 1995 AT 2:00 P.M., LOCAL TIME, AT THE McGRATH RENTCORP CORPORATE HEADQUARTERS LOCATED AT 2500 GRANT AVENUE, SAN LORENZO, CALIFORNIA 94580.

The undersigned hereby constitutes and appoints Robert P. McGrath and Delight Saxton, or each of them, with full power of substitution and revocation, attorneys and proxies of the undersigned at the Annual Meeting of Shareholders of McGrath RentCorp or any adjournments thereof, and to vote, including the right to cumulate votes (if cumulative voting is required), the shares of Common Stock of McGrath RentCorp registered in the name of the undersigned on the record date for the Meeting.

     FOR the election of Bryant J. Brooks, Joan M. McGrath, Robert P. McGrath, Delight Saxton and Ronald H. Zech as directors (TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S
     NAME);
 OR
     TO WITHHOLD AUTHORITY to vote for any of the nominees for director listed above.

    Approval of the appointment of Arthur Andersen LLP as McGrath RentCorp's independent public accountants for the fiscal year ending December 31, 1995.

              FOR                    AGAINST              ABSTAIN

The Board of Directors recommends a vote FOR the nominees named in Proposal 1 and FOR Proposal 2. The shares represented by this Proxy will be voted as directed on the reverse side; if no specification is made, the shares will be voted FOR said proposals and nominees. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement and the 1994 Annual Report to Shareholders furnished with this Proxy.

Dated: _______________,  1995



                                       ______________________________
                                                 SIGNATURE


                                       ______________________________
                                                 SIGNATURE

                                       Signature should agree with name
                                       printed hereon.  If stock is held
                                       in the name of more than one person,
                                       EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.




                      PLEASE RETURN THIS SIGNED AND DATED PROXY
                       IN THE ACCOMPANYING ADDRESSED ENVELOPE